[Pennexx Foods, Inc. Letterhead]








December 30, 2002



Mr. C. Larry Pope
President and Chief Operating Officer Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430

Dear Mr. Pope:

                  This letter agreement is intended to memorialize certain agreements and understandings we have reached in connection with our entering into that certain Second Amendment to Credit Agreement, of even date herewith, among Pennexx Foods, Inc. and Smithfield Foods, Inc. (the "Amendment"). Capitalized terms used but not defined herein shall have the meaning given such terms in that certain Credit Agreement, dated as of June 27, 2001, among Pinnacle Foods, Inc. (now known as Pennexx Foods, Inc.) and Smithfield Foods, Inc. (as amended, the "Credit Agreement").

Sarbanes-Oxley Act of 2002 Compliance.
-------------------------------------

                  Pennexx hereby agrees to provide to Smithfield from time to time, upon Smithfield's reasonable request therefor, a certificate executed by Pennexx's principal financial officer containing such information as Smithfield may reasonably require in order for Smithfield to comply with its obligations under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated in connection therewith.

Operations Lease Guaranty.
--------------------------

                  Provided that no Default and no Event of Default has occurred under the Credit Agreement, Smithfield hereby agrees that it will provide a guaranty of Pennexx's obligations under the Tabor Road Operating Leases (as such term is defined in the Amendment), subject to (i) the payment by Pennexx to Smithfield of a guaranty fee equal to 2.0% of the aggregate amount to be guaranteed, (ii) the payment by Pennexx to Smithfield of all proceeds received by Pennexx from the lessors under the Tabor Road Operating Leases (which shall be applied against outstanding amounts owed under the Credit Agreement) and
(iii) Smithfield's approval of the lease and guaranty documents, such approval not to he unreasonably withheld.

                  If the foregoing accurately reflects your understanding of our agreement, please execute this letter agreement below.

PENNEXX FOODS, INC.



    /s/ Michael D. Queen
        -----------------
By:     Michael D. Queen
Its:     President



Seen and Agreed to
as of December 30, 2002

SMTTHFIELD FOODS, INC.



    /s/ C. Larry Pope
        --------------
By:      C. Larry Pope
Its:     President and Chief Operating Officer